Exhibit 32.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Optical Molecular Imaging, Inc. (the “Company”) hereby certifies that, to his knowledge:

(i) The Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 21, 2006	By:	/s/ David Wohlberg
David Wohlberg
President and Chief Operating Officer